Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by sanofi-aventis under the U.S. Securities Act of 1933, as amended, of debt securities to be issued, from time to time, by sanofi-aventis (the “Debt Securities”). Such Debt Securities will be registered on a registration statement on Form F-3 (the “Registration Statement”) and filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints each of Christopher Viehbacher and Jérôme Contamine as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments and post-effective amendments thereto and to file the same, with exhibits thereto and any and all other documents that may be required in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitutes therefore, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date	Signature	Title

February 9, 2010	/s/ Jean-François Dehecq Jean-François Dehecq	Chairman of the Board of Directors

February 9, 2010	/s/ Christopher Viehbacher Christopher Viehbacher	Chief Executive Officer and Director (principal executive officer)

February 9, 2010	/s/ Jérôme Contamine Jérôme Contamine	Executive Vice President, Chief Financial Officer (principal financial officer)

February 8, 2010	/s/ Jean-Luc Renard Jean-Luc Renard	Vice President, Corporate Accounting (principal accounting officer)

February 9, 2010	/s/ Uwe Bicker Uwe Bicker	Director

February 9, 2010	/s/ Jean-Marc Bruel	Director
Jean-Marc Bruel

February 9, 2010	/s/ Robert Castaigne	Director
Robert Castaigne

February 9, 2010	/s/ Patrick de La Chevardière	Director
Patrick de La Chevardière

February 9, 2010	/s/ Thierry Desmarest	Director
Thierry Desmarest

February 9, 2010	/s/ Lord Douro	Director
Lord Douro

February 9, 2010	/s/ Jean-René Fourtou	Director
Jean-René Fourtou

February 9, 2010	/s/ Claudie Haigneré	Director
Claudie Haigneré

February 9, 2010	/s/ Igor Landau	Director
Igor Landau

Date	Signature	Title

February 9, 2010	/s/ Christian Mulliez	Director
Christian Mulliez

February 9, 2010	/s/ Lindsay Owen-Jones	Director
Lindsay Owen-Jones

February 9, 2010	/s/ Klaus Pohle	Director
Klaus Pohle

February 9, 2010	/s/ Serge Weinberg	Director
Serge Weinberg

February 9, 2010	/s/ Gérard Van Kemmel	Director
Gérard Van Kemmel

February 5, 2010	/s/ Gregory Irace	Authorized Representative in the United States
Gregory Irace